Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Physicians Realty Trust and Physicians Realty L.P. for the registration of common shares, preferred shares, debt securities, guarantees of debt securities of Physicians Realty L.P., depositary shares, warrants, and units of Physicians Realty Trust and debt securities of Physicians Realty L.P., and to the incorporation by reference therein of our report dated February 24, 2017, with respect to the consolidated financial statements and schedule of Physicians Realty Trust included in Physician’s Realty Trust’s and Physicians Realty L.P’s Combined Annual Report (Form 10-K) for the year ended December 31, 2016, our report dated February 24, 2017, with respect to the effectiveness of internal controls over financial reporting of Physicians Realty Trust included in Physicians Realty Trust’s and Physicians Realty L.P.’s Combined Annual Report (Form 10-K) for the year ended December 31, 2016, our report dated February 24, 2017, with respect to the consolidated financial statements and schedule of Physicians Realty L.P. included in Physicians Realty Trust’s and Physicians Realty L.P.’s Combined Annual Report (Form 10-K) for the year ended December 31, 2016, our report dated August 4, 2014, with respect to the statement of revenues and certain direct operating expenses of the Pinnacle Properties and the Oshkosh Property for the year ended December 31, 2013 appearing in Physicians Realty Trust’s Current Report on Form 8-K, our report dated November 12, 2014, with respect to the statement of revenues and certain direct operating expenses of the Columbus Properties, the El Paso Properties, and the Harrisburg Properties for the year ended December 31, 2013 appearing in Physicians Realty Trust’s Current Report on Form 8-K/A, our report dated April 17, 2015 with respect to the combined statement of revenues and certain direct operating expenses of the Minneapolis Properties for the year ended December 31, 2014 appearing in Physicians Realty Trust’s Current Report on Form 8-K/A, our reports dated June 16, 2015 with respect to the statement of revenues and certain direct operating expenses of the Bridgeport Medical Center, the Calkins Properties, the Health Park Surgery Center, the Livonia MOB, the Plaza Surgery Center, and the Sitex Medical Plaza for the year ended December 31, 2014 appearing in Physicians Realty Trust’s Current Report on Form 8-K, and our report dated November 6, 2015 with respect to the statement of revenues and certain direct operating expenses of the IMS Properties for the year ended December 31, 2014 appearing in Physicians Realty Trust’s Current Report on Form 8-K/A all filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
February 24, 2017